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                                                                   Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in Registration Statements Nos. 333-24473 and 333-29353 on forms of West Corporation and subsidiaries of our reports dated February 6, 2001, appearing in the Annual Report on Form 10-K of West Corporation and subsidiaries for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 16, 2001